CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-251287 on Form S-6 of our report dated December 18, 2020, relating to the financial statement of The First Trust(R) Combined Series 606, comprising Tax Exempt Municipal Income Trust, Series 316, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 18, 2020